Exhibit 99.1

Accretive Health Reports Third Quarter 2016 Results
CHICAGO – November 2, 2016 - Accretive Health, Inc. (the “Company”) (OTC Pink: ACHI), a leading provider of revenue cycle services and physician advisory services to healthcare providers, today announced results for the quarter ended September 30, 2016.
Third Quarter 2016 Results:

•	GAAP net services revenue of $125.5 million, compared to $15.8 million for the third quarter of 2015

•	GAAP net income of $37.3 million, compared to a net loss of $33.0 million for the third quarter of 2015

•	Non-GAAP gross cash generated from customer contracting activities of $59.7 million, compared to $55.4 million for the third quarter of 2015

•	Non-GAAP net cash generated from customer contracting activities of $3.6 million, compared to $3.7 million for the third quarter of 2015
“Accretive Health’s third quarter results reflect the progress we are making in executing against our near-term objectives,” said Joe Flanagan, President and Chief Executive Officer of Accretive Health. “We successfully initiated the transition of the first tranche of new Ascension ministries onto our platform, renewed our relationship with our second-largest customer for a multi-year term, and continued to make investments in personnel, technology and infrastructure to enable the company to succeed over the long term.”
“We have a number of initiatives underway designed to improve our financial results and position the company to effectively grow at scale. Our third quarter results reflect the results of the actions we have taken, including the realignment of our cost structure conducted at the end of the second quarter. We are focused on driving our performance to achieve our financial and strategic objectives,” added Chris Ricaurte, Chief Financial Officer and Treasurer.
Conference Call and Webcast Details
Accretive Health’s management team will host a conference call today at 4:30 p.m. Eastern Time to discuss the results and business outlook. To participate, please dial 877-880-5884 (631-601-2894 outside the U.S. and Canada) using conference code number 1300961. A live webcast and replay of the call will be available at the Investor Relations section of the Company’s web site at www.accretivehealth.com.
Non-GAAP Financial Measures
In order to provide a more comprehensive understanding of the information used by Accretive Health’s management team in financial and operational decision making, the Company supplements its GAAP consolidated financial statements with certain non-GAAP financial measures, which are included in this press release. These include gross and net cash generated from customer contracting activities and adjusted EBITDA. Our Board and management team use these non-GAAP measures as (i) one of the primary methods for planning and forecasting overall expectations and for evaluating actual results against such expectations; and (ii) a performance evaluation metric in determining achievement of certain executive incentive compensation programs, as well as for incentive compensation programs for employees.
Gross cash generated from customer contracting activities is defined as GAAP net services revenue, plus the change in deferred customer billings. Accordingly, gross cash generated from customer contracting activities is the sum of (i) invoiced or accrued net operating fees, (ii) cash collections on incentive fees and (iii) other services fees. Net cash generated from customer contracting activities reflects non-GAAP adjusted EBITDA and the change in deferred customer billings.
Adjusted EBITDA is defined as net income before net interest income (expense), income tax provision, depreciation and amortization expense, share-based compensation expense, reorganization-related expense and certain other items. The use of adjusted EBITDA to measure operating and financial performance is limited by our revenue recognition criteria, pursuant to which GAAP net services revenue is recognized at the end of a contract or other contractual agreement event. Adjusted EBITDA does not adequately match corresponding cash flows from customer contracting activities. As a result, the Company uses gross cash and net cash generated from customer contracting activities to better compare cash flows to operating performance.
Deferred customer billings include the portion of both (i) invoiced or accrued net operating fees and (ii) cash collections of incentive fees, in each case, that have not met our revenue recognition criteria. Deferred customer billings are included in the detail of our customer liabilities, and customer liabilities – related party balance in the condensed consolidated balance sheets available in the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2016.
Table 4 presents a reconciliation of GAAP revenue to gross cash generated from customer contracting activities, and Table 5 presents a reconciliation of GAAP net income (loss), the most comparable GAAP measure, to adjusted EBITDA and net cash generated from customer contracting activities, in each case, for each of the periods indicated. These adjusted measures are non-GAAP and should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP.
Safe Harbor
This press release contains forward-looking statements, and in particular, any statements about future growth, plans and performance are forward-looking statements. All forward-looking statements contained in this press release involve risks and uncertainties. The Company’s actual results and outcomes could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the factors set forth under the heading “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 10, 2016. The words “strive,” “objective,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “vision,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company has based these forward-looking statements on its current expectations and projections about future events. Although the Company believes that the expectations underlying any of its forward-looking statements are reasonable, these expectations may prove to be incorrect and all of these statements are subject to risks and uncertainties. Should one or more of these risks and uncertainties materialize, or should underlying assumptions, projections, or expectations prove incorrect, actual results, performance, financial condition, or events may vary materially and adversely from those anticipated, estimated, or expected.
All forward-looking statements included in this press release are expressly qualified in their entirety by these cautionary statements. The Company cautions readers not to place undue reliance on any forward-looking statement that speaks only as of the date made and to recognize that forward-looking statements are predictions of future results, which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the uncertainties and factors described above, as well as others that the Company may consider immaterial or does not anticipate at this time. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, the Company does not know whether its expectations may prove correct. The Company’s expectations reflected in its forward-looking statements can be affected by inaccurate assumptions it might make or by known or unknown uncertainties and factors, including those described above. The risks and uncertainties described above are not exclusive, and further information concerning the Company and its business, including factors that potentially could materially affect its financial results or condition or relationships with customers and potential customers, may emerge from time to time. The Company assumes no, and it specifically disclaims any, obligation to update, amend, or clarify forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements. The Company advises investors, however, to consult any further disclosures it makes on related subjects in our periodic reports that it files with or furnishes to the SEC.
About Accretive Health
Accretive Health is a leading provider of revenue cycle services and physician advisory services to healthcare providers. Accretive Health’s mission is to help healthcare providers strengthen their financial stability so they can deliver better care at a more affordable cost to the communities they serve, increasing healthcare access for all. Accretive Health’s distinctive operating model includes people, processes, and sophisticated integrated technology and analytics that help customers realize sustainable improvements in their operating margins and improve the satisfaction of their patients, physicians, and staff. Accretive Health’s customers typically are multi-hospital systems, including faith-based or community healthcare systems, academic medical centers and independent ambulatory clinics, and their affiliated physician practice groups.
Contact:
Accretive Health, Inc.
Investor and Media Relations:
Atif Rahim
312.324.5476
investorrelations@accretivehealth.com

Table 1
Accretive Health, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	September 30, 2016	December 31, 2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$201,947	$103,497
Short-term investments	—	1,023
Accounts receivable, net	8,904	10,194
Prepaid income taxes	856	1,102
Other current assets	16,024	10,924
Total current assets	227,731	126,740
Property, equipment and software, net	30,082	27,217
Non-current deferred tax assets	184,270	300,825
Restricted cash equivalents	1,500	1,500
Other assets	6,692	4,007
Total assets	$450,275	$460,289
Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$3,888	$5,306
Current portion of customer liabilities	71,582	202,516
Current portion of customer liabilities - related party	124,072	—
Accrued compensation and benefits	17,397	9,062
Other accrued expenses	17,123	15,743
Total current liabilities	234,062	232,627
Non-current portion of customer liabilities	750	432,477
Non-current portion of customer liabilities - related party	62,835	—
Other non-current liabilities	10,152	8,498
Total liabilities	307,799	673,602

8.00% Series A convertible preferred stock: par value $0.01 per share, 204,040 shares issued and outstanding as of September 30, 2016; no shares authorized or issued as of December 31, 2015 (aggregate liquidation value of $210,160 as of September 30, 2016)	167,389	—
Stockholders' equity (deficit):
Common stock, $0.01 par value, 500,000,000 shares authorized,116,386,064 shares issued and 106,816,919 shares outstanding at September 30, 2016; 113,259,408 shares issued and 107,715,436 shares outstanding at December 31, 2015	1,164	1,133
Additional paid-in capital	348,980	322,492
Accumulated deficit	(317,828)	(481,773)
Accumulative other comprehensive loss	(2,540)	(2,488)
Treasury stock	(54,689)	(52,677)
Total stockholders' equity (deficit)	(24,913)	(213,313)
Total liabilities and stockholders’ equity (deficit)	$450,275	$460,289

Table 2
Accretive Health, Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(unaudited)		(unaudited)
Net services revenue	$125,535	$15,842	$486,400	$48,898
Operating expenses:
Cost of services	47,376	45,326	137,618	130,284
Selling, general and administrative	16,201	21,395	58,397	59,726
Restatement and other	536	3,964	19,993	5,850
Total operating expenses	64,113	70,685	216,008	195,860
Income (loss) from operations	61,422	(54,843)	270,392	(146,962)
Net interest income	57	73	187	147
Income (loss) before income tax provision	61,479	(54,770)	270,579	(146,815)
Income tax provision (benefit)	24,146	(21,800)	106,634	(57,112)
Net income (loss)	$37,333	($32,970)	$163,945	($89,703)

Net income (loss) per common share:
Basic	$0.18	($0.340)	$0.62	($0.930)
Diluted	$0.18	($0.340)	$0.62	($0.930)
Weighted average shares used in calculating net income (loss) per common share:
Basic	100,934,561	97,230,069	99,870,685	96,358,342
Diluted	102,176,280	97,230,069	101,018,450	96,358,342
Consolidated statements of comprehensive income (loss)
Net income (loss)	37,333	(32,970)	163,945	(89,703)
Other comprehensive loss:
Foreign currency translation adjustments	192	(429)	(52)	(702)
Comprehensive income (loss)	$37,525	($33,399)	$163,893	($90,405)

Table 3
Accretive Health, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Nine Months Ended September 30,
	2016	2015
	(Unaudited)
Operating activities:
Net income (loss)	$163,945	$(89,703)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operations:
Depreciation and amortization	7,305	6,556
Share-based compensation	25,173	22,974
Provision/(Recoveries) for doubtful receivables	87	(79)
Deferred income taxes	106,548	(58,567)
Excess tax benefits from share-based awards	—	—
Changes in operating assets and liabilities:
Accounts receivable	1,203	(621)
Prepaid income taxes	216	632
Other assets	(7,939)	(334)
Accounts payable	(1,416)	(6,108)
Accrued compensation and benefits	8,336	311
Other liabilities	3,054	(3,648)
Customer liabilities and customer liabilities - related party	(375,754)	135,058
Net cash provided by (used in) operating activities	(69,242)	6,471
Investing activities:
Purchases of property, equipment and software	(10,395)	(18,304)
Proceeds from maturation of short-term investments	1,023	—
Net cash used in investing activities	(9,372)	(18,304)
Financing activities:
Series A convertible preferred stock and warrant issuance, net of issuance costs	178,669	—
Exercise of vested options	88	1,331
Restricted cash released from letter of credit	—	5,000
Excess tax benefit from share-based awards	—	—
Purchase of treasury stock	(2,012)	(1,382)
Net cash provided by financing activities	176,745	4,949
Effect of exchange rate changes on cash	319	(567)
Net increase (decrease) in cash and cash equivalents	98,450	(7,451)
Cash and cash equivalents at beginning of period	103,497	145,167
Cash and cash equivalents at end of period	$201,947	$137,716

Table 4
Accretive Health, Inc.
Reconciliation of GAAP Revenue to Non-GAAP Gross Cash Generated from Customer Contracting Activities
(In thousands)

	Three Months Ended September 30,		2016 vs. 2015 Change		Nine Months Ended September 30,		2016 vs. 2015 Change
	2016	2015	Amount	%	2016	2015	Amount	%

Consolidated Statement of Operations Data:
RCM services: net operating fees	$48,950	$6,232	$42,718	fav.	$300,259	$19,402	$280,857	fav.
RCM services: incentive fees	68,538	1,017	67,521	fav.	166,537	9,022	157,515	fav.
RCM services: other	3,830	5,359	(1,529)	-28.5%	8,292	9,591	(1,299)	-13.5%
Other services fees	4,217	3,234	983	30.4%	11,312	10,883	429	3.9%
Total net services revenue	125,535	15,842	109,693	fav.	486,400	48,898	437,502	fav.
Change in deferred customer billings	(65,805)	39,541	(105,346)	n.m.	(347,542)	108,601	(456,143)	n.m.
Gross cash generated from customer contracting activities	$59,730	$55,383	$4,347	7.8%	$138,858	$157,499	($18,641)	-11.8%

Components of Gross Cash Generated from Customer Contracting Activities:
RCM services: net operating fee	$46,124	$31,522	$14,602	46.3%	$94,814	$88,761	$6,053	6.8%
RCM services: incentive fee	7,568	14,859	(7,291)	-49.1%	23,803	47,501	(23,698)	-49.9%
RCM services: other	1,821	5,749	(3,928)	-68.3%	8,929	10,196	(1,267)	-12.4%
Total RCM services fees	55,513	52,130	3,383	6.5%	127,546	146,458	(18,912)	-12.9%
Other services fees	4,217	3,253	964	29.6%	11,312	11,041	271	2.5%
Gross cash generated from customer contracting activities	$59,730	$55,383	$4,347	7.8%	$138,858	$157,499	($18,641)	-11.8%

* fav. - Favorable
unfav. – Unfavorable
n.m. – Not Meaningful

Table 5
Accretive Health, Inc.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Cash Generated from Customer Contracting Activities
(In thousands)

	Three Months Ended September 30,		2016 vs. 2015 Change		Nine Months Ended September 30,		2016 vs. 2015 Change
	2016	2015	Amount	%	2016	2015	Amount	%

Net income (loss)	$37,333	($32,970)	$70,303	fav.	$163,945	($89,703)	$253,648	fav.
Net interest income	(57)	(73)	16	-21.9%	(187)	(147)	(40)	27.2%
Income tax provision (benefit)	24,146	(21,800)	45,946	unfav.	106,634	(57,112)	163,746	unfav..
Depreciation and amortization expense	2,673	2,738	(65)	-2.4%	7,305	6,556	749	11.4%
Share-based compensation expense	4,760	12,315	(7,555)	-61.3%	23,443	25,318	(1,875)	-7.4%
Other	536	3,964	(3,428)	fav.	19,993	5,850	14,143	unfav..
Adjusted EBITDA	69,391	(35,826)	105,217	fav.	321,133	(109,238)	430,371	fav.
Change in deferred customer billings	(65,805)	39,541	(105,346)	n.m.	(347,542)	108,601	(456,143)	n.m
Net cash generated from customer contracting activities	$3,586	$3,715	($129)	unfav.	($26,409)	($637)	($25,772)	unfav.

* fav. - Favorable
unfav. - Unfavorable
n.m. – Not Meaningful

Table 6
Accretive Health, Inc.
Share-Based Compensation Expense Allocation Details
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(unaudited)		(unaudited)

Cost of services	$1,281	$3,152	$4,804	$5,756
Selling, general and administrative	3,479	9,163	18,639	19,562
Other	—	—	1,828	—
Total share-based compensation expense	$4,760	$12,315	$25,271	$25,318

Table 7
Accretive Health, Inc.
Depreciation and Amortization Expense Allocation Details
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(unaudited)		(unaudited)

Cost of services	$2,545	$2,491	$6,872	$5,799
Selling, general and administrative	128	247	433	757
Total depreciation and amortization	$2,673	$2,738	$7,305	$6,556

Table 8
Accretive Health, Inc.
Condensed Consolidated Non-GAAP Financial Information
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

GAAP net services revenue	$125,535	$15,842	$486,400	$48,898
Increase/(decrease) in deferred customer billings	(65,805)	39,541	(347,542)	108,601
Gross cash generated from customer contracting activities	59,730	55,383	138,858	157,499

Operating Expenses[1]:
Cost of services	43,550	39,683	125,942	118,729
Selling, general and administrative	12,594	11,985	39,325	39,407
Sub-total	56,144	51,668	165,267	158,136

Net cash generated from customer contracting activities	$3,586	$3,715	($26,409)	($637)

Net cash generated margin	6.0%	6.7%	-19.0%	-0.4%

1Excludes share-based compensation, depreciation and amortization, and other costs